As filed with the Securities and Exchange Commission on March 12, 1999
                                                           Reg. No. _______
========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                     CELL ROBOTICS INTERNATIONAL, INC.
                   -------------------------------------
            (Exact name of issuer as specified in its charter)


      COLORADO                                    84-1153295
     -----------                                  -----------
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)                Identification No.)


                       2715 Broadbent Parkway, N.E.
                      Albuquerque, New Mexico   87107
                    ----------------------------------
       (Address of principal executive offices, including Zip Code)


                          STOCK OPTION AGREEMENTS
                         ------------------------
                         (Full title of the plans)

                         Ronald K. Lohrding, Ph.D
                       2715 Broadbent Parkway, N.E.
                       Albuquerque, New Mexico 87107
                      ------------------------------
                  (Name and address of agent for service)

                              (505) 343-1131
                             ----------------
       (Telephone number, including area code, of agent for service)






                                 Copy To:

                         Clifford L. Neuman, Esq.
                           Nathan L. Stone, Esq.
                       Neuman, Drennen & Stone, LLC
                            Temple-Bowron House
                             1507 Pine Street
                         Boulder, Colorado  80302
                              (303) 449-2100

===========================================================================

                      CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------

Title of                     Proposed Maximum Proposed Maximum  Amount
Securities to   Amount to be  Offering Price    Aggregate        of
be Registered   Registered    Per Share(1)    Offering Price(1)  Regis-
                                                             tration Fee
------------------------------------------------------------------------

Common Stock    450,000        $2.0625           $928,125       $320.05
$.004 par value  shares
------------------------------------------------------------------------

Common Stock     35,000         $1.00            $ 35,000       $ 12.07
$.004 par value  shares
------------------------------------------------------------------------

Common Stock     40,000         $2.00            $ 80,000       $ 27.59
$.004 par value  shares
------------------------------------------------------------------------

Common Stock     75,000         $2.50            $187,500       $ 64.66
$.004 par value  shares
------------------------------------------------------------------------

Total                                          $1,230,625       $424.37
------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the maximum offering price was calculated based upon the aggregate exercise price of the outstanding Options.

                     CELL ROBOTICS INTERNATIONAL, INC.
      CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K


       Form S-8 Item Number and Caption      Caption in Prospectus
       --------------------------------      ---------------------

1.     Forepart of Registration Statement    Facing Page of Registration
       Outside Front Cover Page of           Statement and Cover Page of
       Prospectus                            Prospectus

2.     Inside Front and Outside Back Cover   Inside Cover Page of
       Pages of Prospectus                   Prospectus and Outside
                                             Cover Page of Prospectus

3.     Summary Information, Risk Factors     Not Applicable
       and Ratio of Earnings to Fixed
       Charges

4.     Use of Proceeds                       Not Applicable

5.     Determination of Offering Price       Not Applicable

6.     Dilution                              Not Applicable

7.     Plan of Distribution                  Cover Page of Prospectus and
                                             Sales by Selling
                                             Securityholder

8.     Description of Securities to be       Description of Securities;
       Registered                            Stock Option Agreement; Sales
                                             by Selling Securityholder

9.     Interests of Named Experts and        Interests of Named Experts
       Counsel                               and Counsel

10.    Material Changes                      Not Applicable

11.    Incorporation of Certain Information  Incorporation of Certain
       by Reference                          Documents by Reference

12.    Disclosure of Commission Position     Indemnification
       on Indemnification for Securities
       Act Liabilities

PROSPECTUS
                     CELL ROBOTICS INTERNATIONAL, INC.
                      600,000 Shares of Common Stock
                             ($.004 par value)

TO BE ISSUED PURSUANT TO STOCK OPTION AGREEMENTS

This Prospectus is part of a Registration Statement which registers an aggregate of 450,000 shares of our common stock, $.004 par value, which we may issue to our President and CEO, Ronald K. Lohrding, Ph.D, pursuant to common stock options issued under a stock option agreement granted to Dr. Lohrding in the first quarter of fiscal 1998. We are also registering an aggregate of 150,000 shares of our common stock which we may issue to a consultant pursuant to common stock options issued under a stock option agreement we entered into with the consultant. We have been advised by Dr. Lohrding and the consultant that they may sell all or a portion of their shares of common stock from time to time in the over-the-counter market at prices obtainable at the time of sale, or in privately negotiated transactions at prices determined by negotiation. Dr. Lohrding and the consultant may effect such transactions by selling the shares to or through securities broker/dealers. These broker/dealers may receive compensation in the form of discounts, concessions or commissions from Dr. Lohrding and the consultant, and/or the purchasers of the shares for whom these broker/dealers may act as agent or to whom they sell as principals, or both (which compensation as to a particular broker/dealer may be in excess of customary commissions). Dr. Lohrding and the consultant, and the brokers and dealers through whom sales of the shares are made, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. Neither the delivery of this Prospectus nor any distribution of the shares of common stock issuable upon exercise of the options shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.
              -----------------------------------------------

We are not making an offer of these securities in any state where the offer is not permitted or to any person to whom it is unlawful to make such an offer.
              -----------------------------------------------

The date of this Prospectus is ________________, 1999.







The securities we are offering have not been approved or disapproved by the securities and exchange commission or any state securities commissions, nor has the commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                           Available Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at
http://www.sec.gov.      Our common stock is traded in the over-the-
counter market and quoted on the OTC Electronic Bulletin Board under the symbol CRII.

We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to an aggregate of 600,000 shares of our common stock which we may issue pursuant to written stock option agreements. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information about us and the shares of the common stock offered by this Prospectus, you should read and review the registration statement and the exhibits attached to it. We may make reference in this prospectus to other documents and our statements as to these documents are not necessarily complete. Where a document we are referring to is an exhibit to the registration statement or is incorporated by reference in this prospectus, our statement in this prospectus is qualified in all respects by the provisions of the exhibit or other document. You may obtain a copy of the registration statement electronically at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.

              Incorporation of Certain Documents by Reference

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the Commission.

            1. Pre-Effective Amendment No. 2 to our registration statement on Form SB-2, Registration No. 333-40895;
            2. Our Annual Report to Shareholders and Annual Report on Form 10-KSB/A-1 for the year ended December 31, 1997;
            3.   Our definitive Proxy Statement;
            4. Our Quarterly Report on Form10-QSB/A-2 for the quarter ended March 31, 1998;
            5. Our Quarterly Reports on Form 10-QSB/A-1 for the quarters ended June 30, 1998 and September 30, 1998; and
            6. Pre-Effective Amendment No. 3 to our registration statement on Form S-3, filed with the Commission on January 20, 1999; and
            7. Post-Effective Amendment No. 3 on Form S-3 to our registration statement on Form SB-2, Registration No. 33-80347, and Post-Effective Amendment No. 1on Form S-3 to our registration statement on Form SB-2, Registration No. 333-40895, filed with the Commission on February 12, 1999.

You may request a copy of these filings at no charge by a written or oral request to Ronald K. Lohrding, Ph.D., President and CEO, Cell Robotics International, Inc., 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107, (505) 343-1131. In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov.


                        Forward-looking Statements

This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our plans and objectives for future operations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements we make in this prospectus are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the growth and expansion of our business. These assumptions involve judgments with respect to, among other things, future economic, competitive and market conditions and our future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate and, as a result, we cannot give any assurance that the forward-looking statements made in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements we make in this prospectus, particularly in view of our early stage of operations, you should not regard the inclusion of this information as a representation by us or any other person that our objectives and plans will be achieved.

                                The Company

We were organized on September 28, 1988 as Intelligent Financial Corporation. In February 1995, we acquired all of the issued and outstanding shares of Cell Robotics, Inc., a New Mexico corporation, which had been formed in 1988 to develop the Cell Robotics Workstation. In
May 1995, we changed our name from Intelligent Financial Corporation to Cell Robotics International, Inc. We have developed, and are manufacturing, marketing and selling, a number of sophisticated medical laser products. We maintain our principal offices at 2715 Broadbent Parkway, N.E., Suite A-E, Albuquerque, New Mexico 87107. Our telephone number at that address is (505) 343-1131, our facsimile number is (505) 344-8112, and our internet website address is http://www.cellrobotics.com.

                      Lohrding Stock Option Agreement

In February 1998, we sold in a public offering units consisting of one share of Series A Convertible Preferred Stock, each convertible into four common shares, and two common stock purchase warrants. Each unit was sold at a price to the public of $8.25. In conjunction with this offering, we granted a stock option to our President and CEO, Ronald K. Lohrding, Ph.D., pursuant to which we granted to Dr. Lohrding non-qualified stock options exercisable to purchase, in the aggregate, 450,000 shares of our common stock at an exercise price equal to 25% of the unit offering price, or $2.0625 per share. 150,000 of Dr. Lohrding's options vested and became exercisable on the closing of the public offering. The balance of Dr. Lohrding's options will vest on December 31, 2002, subject to the following early vesting criteria:

       1. 150,000 options will vest and become exercisable thirty days after the end of any quarter in which we report pre-tax income of at least $50,000; and

       2. 150,000 options will vest and become exercisable upon our reporting our first fiscal year with net income of at least $500,000.

The foregoing option is exercisable by Dr. Lohrding to purchase shares of our common stock at an exercise price of $2.0625 per share for a period of 36 months from each respective vesting date, but in no event later than December 31, 2002 (the "Expiration Date"). See "OPTION TERMS AND
PROVISIONS."

                    Consultant's Stock Option Agreement

Effective September 4, 1998, we executed and entered into an Engagement Agreement with RCG Capital Markets Group, Inc., pursuant to which RCG agreed to provide us with various consulting services. In accordance with the terms of the Engagement Agreement we executed and delivered to RCG a Stock Option Agreement. Under this Stock Option Agreement we granted to RCG non-qualified stock options exercisable until September 4, 2003 to purchase an aggregate of 150,000 shares of our common stock at exercise prices ranging from $1.00 per share to $2.50 per share. Specifically, pursuant to the terms of the Stock Option Agreement, options exercisable to purchase 35,000 shares of our common stock at a price of $1.00 per share vested and became exercisable on September 4, 1998, the effective date of the Engagement Agreement. Options exercisable to acquire an additional 15,000 shares of our common stock vested and became exercisable at an exercise price of $2.00 per share on March 5, 1999, and options exercisable to acquire up to 25,000 additional shares of our common stock vested and became exercisable at an exercise price of $2.00 per share on January 28, 1999. The balance of the options will vest and become exercisable at the exercise price contained in, and in accordance with, the following schedule:

            a. Options exercisable to purchase 25,000 shares of common stock at a price of $2.50 per share will vest and become exercisable on the date upon which the closing bid price of our common stock has been at least $4.80 for ten consecutive trading days.

            b. Options exercisable to purchase 25,000 shares of common stock at a price of $2.50 per share will vest and become exercisable on the date upon which our common stock commences trading on either the NASDAQ Small-Cap Market or National Market System or commences trading on the American Stock Exchange.

            c. Options exercisable to purchase 25,000 shares of common stock at a price of $2.50 per share will vest and become exercisable on the date upon which the closing bid price of the Company's Common Stock has been at least $6.00 for ten consecutive trading days.

RCG was a consultant to the Company on the date of grant and the options were issued in consideration of their providing services to us.

                        Option Terms and Provisions

Option Terms and Provisions

       All of the options were issued pursuant to the stock option agreements and were not issued pursuant to any program or plan being administered by our Board of Directors or any committee of our Board of Directors organized for that purpose. The specific terms of the options are as follows:

       (a)  Option Exercise Prices.
            ----------------------
            The exercise price per share of the options granted to Dr. Lohrding is $2.0625 per share, the exercise price per share of the options granted to RCG are as follows:

            1.   Options exercisable to purchase 35,000 shares of common
                 stock are exercisable at a price of $1.00 per share;
            2.   Options exercisable to purchase 40,000 shares of common
                 stock are exercisable at a price of $2.00 per share;
            3.   Options exercisable to purchase 75,000 shares of common
                 stock are exercisable at a price of $2.50 per share;

Each respective exercise price was established by our Board of Directors and was a price that was equal to or greater than the closing bid price of the our common stock as quoted on the Bulletin Board on the date of grant.

       (b)  Term of Options.
            ---------------
            The Options granted to Dr. Lohrding expire 36 months from each respective vesting date, but in any event not later than December 31, 2002. The options granted to RCG expire on September 4, 2003. We may extend the exercise period of any or all of the options by giving notice of such extension.

       (c)  Manner of Exercise.
            ------------------
            The holder of the options may exercise all or any whole number of such options during their respective exercise period in the manner stated herein. The exercise price shall be payable in lawful money of the United States of America. The optionholder shall surrender to us through our option agent his/her option certificate, together with the purchase form attached thereto, executed by the optionholder or the optionholder's duly authorized attorney, payment of the purchase price in cash or by certified or bank cashier's check or bank draft payable to the order of Cell Robotics International, Inc.. If upon exercise of any options, the number of options exercised is less than the total number of options evidenced by the surrendered option certificate, we will issue or cause to be issued to the tendering optionholder a new option certificate evidencing the number of options not so exercised.

       (d)  Transferability.
            ---------------
            The options are not transferable by the holder thereof.

       (e)  Redemption.
            ----------
            We do not have any redemption rights in connection with the options.


       (f)  Adjustments.
            -----------
            In the event our common stock issuable upon exercise of the options is changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event we, at any time, issue common stock by way of dividend or other distribution on any of our stock, or subdivide or combine the outstanding shares of our common stock, then in each such event a holder of any of the options shall have the right thereafter to exercise the option and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of common stock into which such option might have been exercised immediately prior to such reorganization, reclassification or change. In the case of any such reorganization, reclassification or change, the exercise price shall also be appropriately adjusted so as to maintain the aggregate exercise price. Further, in case we consolidate or merge with or into another corporation in which consolidation or merger we are not the continuing corporation, or in case of any sale or conveyance to another corporation of our property as an entirety, or substantially as an entirety, we shall cause effective provision to be made so that the optionholder shall have the right thereafter, by exercising the options, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of shares of common stock into which such option might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the options. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of our common stock and to successive consolidations, mergers, sales or conveyances.

            Notwithstanding the foregoing, no adjustment of the exercise price shall be made as a result of or in connection with (1) the issuance of our common stock pursuant to options, warrants and share purchase agreements now in effect or hereafter outstanding or created, (2) the establishment by us of option plans, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of common stock upon exercise of any options pursuant to such plans, (3) the issuance of common stock in connection with an acquisition, consolidation or merger of any type in which we are the continuing corporation, or (4) the issuance of common stock in consideration of such cash, property or service as may be approved by our Board of Directors and permitted by applicable law.

       (g)  Adjustment to Purchase Price.
            ----------------------------
            We may, in our sole discretion, lower the purchase price at any time, or from time-to-time. When any adjustment is made in the purchase price, we will cause a copy of such statement to be mailed to the optionholder, as of a date within ten (10) days after the date when the purchase price has been adjusted.



       (h)  Reservation of Common Stock.
            ---------------------------
            We agree that the number of shares of common stock sufficient to provide for the exercise of the options upon the basis herein set forth will at all times during the term of the options be reserved for the exercise thereof.

       (i)  Issuance of Common Stock Upon Exercise.
            --------------------------------------
            We, at our expense, will cause to be issued, within thirty
            (30) days after exercise of the options, a certificate or certificates in the name requested by the optionholder of the number of shares of our common stock to which the optionholders are entitled upon such exercise. All shares of common stock or other securities delivered upon the exercise of the options shall be validly issued, fully paid and non-assessable.

       (j)  No Right As Stockholder.
            -----------------------
            The optionholders are not, by virtue of ownership of the options, entitled to any rights whatsoever of our stockholders.

Federal Income Tax Effects

       Optionholders do not recognize taxable income on the date of the grant of the options, which is a non-statutory option, but recognize ordinary income generally on the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within thirty (30) days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the optionholder is deductible by us in the year that income is recognized.

Restrictions Under Securities Laws

       The sale of any shares of common stock acquired upon the exercise of the options must be made in compliance with federal and state securities laws. Our officers, directors and ten percent (10%) or greater stockholders, as well as certain other persons or parties who may be deemed to be our "affiliates" under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and ten percent (10%) and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that any profit realized by an officer, director or beneficial owner of ten percent (10%) or more of our equity securities from any purchase and sale, or any sale and purchase of any of our equity securities within any period less than six (6) months shall inure to and be recoverable by us. Section 16(b) exempts all option exercises from being treated as purchases and, instead, treats an option grant as a purchase of the underlying security, which grant/purchase may be matched with any sale of the underlying security within six (6) months of the date of grant.

                         Description of Securities

We are authorized to issue up to 12,500,000 shares of $.004 par value common stock and 2,500,000 shares of $.04 par value preferred stock. As of March 4, 1999, 7,784,593 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably any dividends we may declare out of funds legally available for the payment of dividends. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, that portion of our assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 2,500,000 shares of $.04 par value preferred stock. Our preferred stock can be issued in one or more series as we may determine from time-to-time. In establishing a series, we must give it a distinctive designation so as to distinguish it from the shares of all other series and classes, we must fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series must be alike in every particular. We have the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation:

       1.   the rate of distribution;
       2. the price at and the terms and conditions on which shares shall be redeemed;
       3.   the amount payable upon shares for distributions of any kind;
       4.   sinking fund provisions for the redemption of shares;
       5. the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and
       6.   voting rights except as limited by law.

Although we currently do not have any plans to issue shares of preferred stock, or to designate any other series of preferred stock, there can be no assurance that we will not do so in the future. As a result, we could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of the shares, together with a premium, prior to the redemption to common stock. Holders of our common stock have no redemption rights. In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Placement Agent's Warrants

In connection with a private placement we undertook in 1995, we issued to Paulson Investment Company, Inc., warrants to purchase, in the aggregate,
11.5 private units at a price of $25,000 per unit, each unit consisting of 20,000 shares of common stock and 10,000 Class A Warrants. Placement Agent's Warrants exercisable to acquire 6.8 private units are exercisable through August 30, 2000, and Placement Agent's Warrants exercisable to acquire the remaining 4.7 private units are exercisable until September 18, 2000.

Representative's Warrant

In connection with a public offering of units of our securities that we completed during the first quarter of 1998 we issued to Paulson a warrant to purchase 40,000 public units at a price of $9.90 per unit. Each public unit originally consisted of one share of our Series A Convertible Preferred Stock and two Public Warrants. However, effective February 2, 1999, we exercised our right to automatically convert all outstanding shares of our preferred stock into shares of common stock at a conversion ratio of four shares of common stock for each share of preferred stock. As a result, each public unit now consists of four shares of common stock and two Public Warrants. The Representative's Warrant is exercisable until February 2, 2003.

Class A Warrants

We have authorized the issuance of up to 115,000 Class A Warrants. Each Class A Warrant is exercisable to purchase one share of our common stock at a price of $1.75. The exercise price of the Class A Warrants is subject to adjustment upon certain events such as stock splits, stock dividends and similar transactions. We can redeem the Class A Warrants in accordance with the provisions described below. The exercise period for the Class A Warrants expires at 5:00 p.m., Mountain time, on December 31, 2000. We may at any time and from time to time extend the term of the Class A Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of the Class A Warrants prior to the expiration date then in effect. We do not presently contemplate any extension of the Class A Warrant term or reduction in the Class A Warrant exercise price.

Subject to compliance with applicable securities laws, Class A Warrant certificates may be transferred or exchanged for new certificates of different denominations at the offices of the Warrant Agent described below. The holders of Class A Warrants, as such, are not entitled to vote, to receive dividends or to exercise any of the rights of shareholders for any purpose.

Exercise. The Class A Warrants may be exercised during their term only upon surrender of the Class A Warrant certificate at our offices with the form of "Election to Purchase" on the reverse side of the Class A Warrant certificate completed and signed, accompanied by payment of the full exercise price for the number of Class A Warrants being exercised. Holders of the Class A Warrants will receive one share of common stock for each Class A Warrant exercised, subject to any adjustment required by the Class A Warrant Agreement. For a holder to exercise his or her Class A Warrants, there must be a current registration statement in effect with the Commission and various state securities authorities registering the shares of common stock underlying the Class A Warrants or, in our sole determination, and the determination of our counsel, there must be a valid exemption from these requirements. We have undertaken, and intend, to maintain a current registration statement which will permit the exercise of the Class A Warrants during their term. Maintaining a current effective registration statement could result in substantial expense and there is no assurance that we will be able to maintain a current registration statement covering the shares issuable upon exercise of the Class A Warrants. Holders of Class A Warrants will have the right to exercise the Class A Warrants for the purchase of shares of common stock only if a registration statement is then in effect and only if the shares are qualified for sale under securities laws of the state in which the exercising warrant holder resides or if we, in our and our counsel's sole discretion, are able to obtain valid exemptions from these requirements. Although we believe that we will be able to register or qualify the shares of common stock underlying the Class A Warrants for sales in those states where the securities are offered, there can be no guarantee that any registration or qualification, or an exemption therefrom, can be accomplished without undue hardship or expense. The Class A Warrants may be deprived of any value if a registration statement covering the shares issuable upon exercise of the Class A Warrants, or an exemption from these requirements, cannot be filed or obtained without undue expense or hardship or if the underlying shares are not registered or exempted from registration in the states in which the holder of a Class A Warrant resides. In the latter event, the only option available to a holder of a Class A Warrant may be to attempt to sell his or her Class A Warrants into the market, if a market then exists and only then in compliance with applicable securities laws and restrictions on transfer.


Redemption. We have the right, at our discretion, to call all or less than all of the Class A Warrants for redemption on 30 days' prior written notice at a redemption price of $.25 per Class A Warrant if:

       1. a registration statement registering the sale of the shares of common stock issuable upon the exercise of the Class A Warrants under the Securities Act of 1933, as amended, is in effect; and

       2. there exists a public trading market on the Nasdaq SmallCap Market or the OTC Electronic Bulletin Board for our common stock; and

       3. the closing public trading price of our common stock has equaled or exceeded $3.50 per share for at least ten consecutive trading days immediately preceding the date of our Class A Warrant redemption notice..

If we elect to exercise our redemption right, holders of Class A Warrants may either exercise their Class A Warrants, sell the Class A Warrants in the market until the date next preceding the date fixed for redemption, or tender their Class A Warrants to us for redemption. Within five business days after the end of the 30 day period, we will mail a redemption check to each registered holder of a Class A Warrant who holds unexercised Class A Warrants as of the end of the 30 day period, whether or not the holder has surrendered the Class A Warrant certificates for redemption. The Class A Warrants may not be exercised after the end of the 30 day notice period.

Public Warrants

We have authorized the issuance of up to 1,157,576 Public Warrants. Each Public Warrant is exercisable to purchase one share of our common stock at a price of $2.40. The exercise price of the Public Warrants is subject to adjustment upon certain events such as stock splits, stock dividends and similar transactions. We can redeem the Public Warrants in accordance with the provisions described below. The exercise period for the Public Warrants expires at 5:00 p.m., Mountain time, on February 2, 2003. We may at any time and from time to time extend the term of the Public Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of the Public Warrants prior to the expiration date then in effect. We do not presently contemplate any extension of the Public Warrant term or reduction in the Public Warrant exercise price.

Subject to compliance with applicable securities laws, Public Warrant certificates may be transferred or exchanged for new certificates of different denominations at the offices of the Warrant Agent described below. The holders of Public Warrants, as such, are not entitled to vote, to receive dividends or to exercise any of the rights of shareholders for any purpose.

Exercise. The Public Warrants may be exercised during their term only upon surrender of the Public Warrant certificate at our offices with the form of "Election to Purchase" on the reverse side of the Public Warrant certificate completed and signed, accompanied by payment of the full exercise price for the number of Public Warrants being exercised. Holders of the Public Warrants will receive one share of common stock for each Public Warrant exercised, subject to any adjustment required by the Public Warrant Agreement. For a holder to exercise his or her Public Warrants, there must be a current registration statement in effect with the Commission and various state securities authorities registering the shares of common stock underlying the Public Warrants or, in our sole determination, and the determination of our counsel, there must be a valid exemption from these requirements. We have undertaken, and intend, to maintain a current registration statement which will permit the exercise of the Public Warrants during their term. Maintaining a current effective registration statement could result in substantial expense and there is no assurance that we will be able to maintain a current registration statement covering the shares issuable upon exercise of the Public Warrants. Holders of Public Warrants will have the right to exercise the Public Warrants for the purchase of shares of common stock only if a registration statement is then in effect and only if the shares are qualified for sale under securities laws of the state in which the exercising warrant holder resides or if we, in our and our counsel's sole discretion, are able to obtain valid exemptions from these requirements. Although we believe that we will be able to register or qualify the shares of common stock underlying the Public Warrants for sales in those states where the securities are offered, there can be no guarantee that any registration or qualification, or an exemption therefrom, can be accomplished without undue hardship or expense. The Public Warrants may be deprived of any value if a registration statement covering the shares issuable upon exercise of the Public Warrants, or an exemption from these requirements, cannot be filed or obtained without undue expense or hardship or if the underlying shares are not registered or exempted from registration in the states in which the holder of a Public Warrant resides. In the latter event, the only option available to a holder of a Public Warrant may be to attempt to sell his or her Public Warrants into the market, if a market then exists and only then in compliance with applicable securities laws and restrictions on transfer.


Redemption. We have the right, at our discretion, to call all or less than all of the Public Warrants for redemption on 30 days' prior written notice at a redemption price of $.25 per Public Warrant if:

       1. the closing bid price of our common stock exceeds $4.80 per share for at least ten consecutive trading days;

       2. we have in effect a current registration statement covering the common stock issuable upon exercise of the Public
            Warrants; and

       3. the expiration of the 30 day notice period is within the term of the Public Warrant.

If we elect to exercise our redemption right, holders of Public Warrants may either exercise their Public Warrants, sell the Public Warrants in the market until the date next preceding the date fixed for redemption, or tender their Public Warrants to us for redemption. Within five business days after the end of the 30 day period, we will mail a redemption check to each registered holder of a Public Warrant who holds unexercised Public Warrants as of the end of the 30 day period, whether or not the holder has surrendered the Public Warrant certificates for redemption. The Public Warrants may not be exercised after the end of the 30 day notice period.

Warrant Solicitation Fees

We have no agreement nor any arrangement whereby any fees or other compensation will be paid to any person or entity upon exercise of the Placement Agent's Warrants or Representative's Warrant, or upon exercise of any or all of the Class A Warrants and/or Pubic Warrants.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, registrar and Warrant Agent for our common stock, Class A Warrants and Public Warrants is Corporate Stock Transfer, Inc., Denver, Colorado.


                               Legal Matters

Legal matters in connection with the securities being offered hereby will be passed upon for us by Neuman, Drennen & Stone, LLC, Temple-Bowron House, 1507 Pine Street, Boulder, Colorado 80302.

                                  Experts

Our consolidated financial statements as of December 31, 1997 and 1996 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, Independent Certified Public Accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                  PART II

            Information Required in the Registration Statement

Item 3.     Incorporation of Documents by Reference
------      ---------------------------------------

       The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference and made a part hereof:

       1. Pre-Effective Amendment No. 2 to our registration statement on Form SB-2, Registration No. 333-40895;

       2. Our Annual Report to Shareholders and Annual Report on Form 10-KSB/A-1 for the year ended December 31, 1997;

       3.   Our definitive Proxy Statement;

       4. Our Quarterly Report on Form 10-QSB/A-2 for the quarter ended March 31, 1998;

       5. Our Quarterly Reports on Form 10-QSB/A-1 for the quarters ended June 30, 1998 and September 30, 1998; and

       6. Pre-Effective Amendment No. 3 to our registration statement on Form S-3, filed with the Commission on January 20, 1999; and

       7. Post-Effective Amendment No. 3 on Form S-3 to our registration statement on Form SB-2, Registration No. 33-80347, and Post-Effective Amendment No. 1on Form S-3 to our registration statement on Form SB-2, Registration No. 333-40895, filed with the Commission on February 12, 1999.

All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

       We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in the prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Ronald
K. Lohrding, Ph.D., President and CEO, Cell Robotics International, Inc., 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107, (505) 343-1131. In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov.

Item 4.     Description of Securities.
------      -------------------------

       The class of securities to be offered hereby is registered under
Section 12 of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel.
------      --------------------------------------

       The legality of the Common Stock offered hereby will be passed on for the Company by the law firm of Neuman, Drennen & Stone, Temple-Bowron House, 1507 Pine Street, Boulder, Colorado 80302. Clifford L. Neuman, a partner in the firm of Neuman, Drennen & Stone, LLC, is the beneficial owner of 3,100 shares of our common stock.

Item 6.     Indemnification of Directors and Officers.
------      -----------------------------------------

       The only statute, charter provision, bylaw, contract, or other arrangements under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

     (a) Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide as follows:

     7-109-101.  Definitions.  As used in this article:

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3)  "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     7-109-102.  Authority to indemnify directors.

     (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

          (a) The person conducted himself or herself in good faith; and

          (b)  The person reasonable believed:

               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II)   In all other cases, that his or her
          conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4) A corporation may not indemnify a director under this section:

          (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-104.  Advance of expenses to directors.

     (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     7-109-105.  Court-ordered indemnification of directors.

     (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     7-109-106.    Determination and authorization of indemnification of
                   directors.

     (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3)  If a quorum cannot be obtained as contemplated in paragraph
     (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b)  By the shareholders.

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     7-109-107.    Indemnification of officers, employees, fiduciaries,
                   and agents.

     (1)  Unless otherwise provided in the articles of incorporation:

          (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

          (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     7-109-108. Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107.  Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109.  Limitation of indemnification of directors.

     (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-
     108. If the article of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110. Notice to shareholder of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                               *     *     *

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

     At the present time, options to purchase 600,000 shares of our common stock have been granted, and no options to purchase have heretofore been exercised. Inasmuch as the optionholders are knowledgeable, sophisticated and/or have access to comprehensive information relevant to the Registrant, such transactions are undertaken in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. As a condition precedent to such grant, the optionholders are required to express an investment intent and consent to the imprinting of a restrictive legend on the option certificate, and, until this Registration Statement is declared effective, each stock certificate to be received from the Registrant, upon exercise of the option.

Item 8.   Exhibits.
------    --------

          Exhibit   Description
          -------   -----------

            2.1     Form of Lohrding Stock Option Agreement

            2.2     Form of RCG Stock Option Agreement

            5.0 Opinion of Neuman, Drennen & Stone, LLC relating to the issuance of shares of Common Stock pursuant to the Common Stock Options granted to certain key employees of the Registrant.

           23.1 Consent of Neuman, Drennen & Stone, LLC included in the opinion filed as Exhibit 5.0 hereto

           23.2     Consent of KPMG LLP, Certified Public Accountants


Item 9.   Undertakings.
------    ------------

1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to deliver, or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to Securityholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

4. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Albuquerque, State of New Mexico on the 15 day of March, 1999.

                                     CELL ROBOTICS INTERNATIONAL, INC.


                                     By: /s/ Ronald K. Lohrding
                                         ---------------------------------
                                         Ronald K. Lohrding, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Cell Robotics International, Inc. and on the dates indicated.

Signature                                       Title                Date
---------                                       -----                ----


/s/ Ronald K. Lohrding, Ph.D.           Chairman of the Board     3/15/99
-----------------------------             Executive Officer      ----------
Ronald K. Lohrding, Ph.D.


/s/ Jean M. Scharf                    Chief Financial Officer,     3/15/99
-----------------------------         Chief Accounting Officer   ----------
Jean M. Scharf                             and Controller

/s/ Craig T. Rogers                           Director             3/15/99
-----------------------------                                    ----------
Craig T. Rogers


/s/ Mark Waller                               Director
-----------------------------                                    ----------
Mark Waller


/s/ Raymond Radosevich                        Director
-----------------------------                                    ----------
Raymond Radosevich

/s/ Debra Bryant                              Director
----------------------------                                     ----------
Debra Bryant